Exhibit 99.1

Hawthorn Bancshares Announces Results of 2016 Annual Meeting

JEFFERSON CITY, MO. — June 7, 2016 — The Board of Directors of Hawthorn Bancshares, Inc. (NASDAQ: HWBK) announced that at the Company’s June 7, 2016 Annual Meeting of Shareholders, Kevin L. Riley and David T. Turner  were re-elected as Class III directors to serve three-year terms expiring 2019.

Mr. Riley has served as director since 1995 and is currently the co-owner of Riley Chevrolet Buick GMC Cadillac, Inc. and Riley Toyota Scion, Inc. in Jefferson City, Missouri.  Mr. Turner has served as director since 1997 and is Chairman, Chief Executive Officer and President of the Company.

Other members of the 5 member board include Frank E. Burkhead, Philip D. Freeman and James E. Smith.  The Company’s advisory directorate is composed of Charles G. Dudenhoeffer, Jr., David R. Goller, James R. Loyd, Julius F. Wall and Dr. Gus S. Wetzel, II.

Shareholders also approved ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016.

About Hawthorn Bancshares

Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank of Jefferson City, Missouri with additional Missouri locations in Lee's Summit, Springfield, Branson, Independence, Liberty, Columbia, Clinton, Windsor, Collins, Osceola, Warsaw, Belton, Drexel, Harrisonville, California, and St. Robert.

Contact:

Bruce Phelps

Chief Financial Officer

TEL: 573.761.6100   FAX: 573.761.6272

www.HawthornBancshares.com

Statements made in this press release that suggest Hawthorn Bancshares' or management's intentions, hopes, beliefs, expectations, or predictions of the future include "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended.  It is important to note that actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company's quarterly and annual reports filed with the Securities and Exchange Commission.